Exhibit 4.3
SUPPLEMENTAL WARRANT INDENTURE
THIS SUPPLEMENTAL INDENTURE made effective this 12th day of September, 2025.
B E T W E E N:
MOUNT LOGAN CAPITAL INTERMEDIATE LLC (formerly Marret Resource Corp.), a limited liability company organized under the laws of the State of Delaware
(hereinafter called the “Company”)
OF THE FIRST PART
- and -
COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada, in its capacity as warrant agent
(hereinafter called “Computershare”)
OF THE SECOND PART
- and -
MOUNT LOGAN CAPITAL INC. (formerly Yukon New Parent, Inc.), a corporation organized under the laws of the State of Delaware
(hereinafter called “New Mount Logan”)
OF THE THIRD PART

WHEREAS the Company entered into a warrant indenture with Computershare dated as of October 19, 2018 (the “Indenture”) providing for the issue of common share purchase warrants (the “Warrants”), with every eight (8) Warrants being exercisable to acquire one (1) common share at an exercise price of C$6.16 (after adjustment in respect of the share consolidation completed on December 3, 2019, in accordance with Sections 4.6 and 4.7 of the Indenture), until October 19, 2025. All capitalized terms not expressly defined herein have the meaning ascribed thereto in the Indenture;
AND WHEREAS the Company completed a business combination pursuant to which the businesses of the Company and 180 Degree Capital Corp., a corporation organized under the laws of the State of New York (“180 Degree Capital”) were combined, and pursuant to which, among other things, each of 180 Degree Capital and the Company became direct wholly-owned subsidiaries of New Mount Logan and each of the issued and outstanding shares of each of 180 Degree Capital and the Company have been cancelled and (other than with respect to certain excluded shares) converted into the right to receive a certain number of shares of New Mount Logan (the “Business Combination”);
AND WHEREAS New Mount Logan will assume the due and punctual performance and observance of each and every covenant and condition of the Indenture to be performed and observed by the Company in accordance with Section 8.2 of the Indenture, such that the Warrants are exchanged for common share purchase warrants of New Mount Logan (the “New Mount Logan Warrants”), and the New Mount Logan Warrants shall be valid and binding obligations of New Mount Logan entitling the holders of the

Exhibit 4.3
New Mount Logan Warrants, as against New Mount Logan, to all the rights of Warrantholders under the Indenture;
AND WHEREAS the Company, New Mount Logan and Computershare wish to enter into this Supplemental Indenture pursuant to Section 8.2 of the Indenture, to provide for the foregoing, amongst other matters set forth herein;
NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES that in consideration of the premises and the covenants of the parties, it is hereby agreed and declared as follows:
1.The Warrants be and hereby are deemed to constitute New Mount Logan Warrants.
2.New Mount Logan be and hereby does assume the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed and observed by the Company in accordance with Section 8.2 of the Indenture.
3.The New Mount Logan Warrants will be valid and binding obligations of New Mount Logan entitling the holders of the New Mount Logan Warrants, as against New Mount Logan, to all the rights of Warrantholders under the Indenture, as supplemented hereby.
4.Upon execution of this Supplemental Indenture, New Mount Logan shall be the Corporation under the Indenture, with the same effect as if New Mount Logan had originally been named as the Corporation in the Indenture, and New Mount Logan shall possess and from time to time may exercise each and every right and power of the Corporation under the Indenture.
5.Schedule “A” to the Indenture be and hereby is deleted in its entirety and replaced with Schedule “A” to this Supplemental Indenture, provided that any electronic position in the Book-Entry Only System (in the case of an Uncertificated Warrant) or any Warrant Certificate (in the case of a Certificated Warrant), in each case issued on the date of the Indenture and described in Section 2.1 thereof, exercisable for Common Shares prior to the completion of the Business Combination will thereafter evidence and be deemed to evidence New Mount Logan Warrants exercisable in accordance with their terms, and no new certificates evidencing the New Mount Logan Warrants shall be required to be issued in replacement thereof.
6.Schedule “B” to the Indenture be and hereby is deleted in its entirety and replaced with Schedule “B” to this Supplemental Indenture.
7.The definition of “Common Shares” in Section 1.1 of the Indenture be and hereby is deleted in its entirety and replaced with the following:
“Common Shares” means, subject to Article 4, fully paid and non-assessable shares of common stock of New Mount Logan, par value $0.001 per share;
8.All terms and conditions of the Indenture, as amended by this Supplemental Indenture, remain the same, in full force and effect.
9.The Indenture and this Supplemental Indenture shall be read together and shall have effect, so far as is practicable, as though all the provisions of all such indentures were contained in one instrument.
10.This Supplemental Indenture shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.
IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture as of the day and year first above written.

Exhibit 4.3

MOUNT LOGAN CAPITAL INTERMEDIATE LLC
By:
	Name:	Nikita Klassen
	Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA, as Warrant Agent
By:
Name:
Title:

By:
Name:
Title:

MOUNT LOGAN CAPITAL INC.
By:
	Name:	Nikita Klassen
	Title:	Chief Financial Officer

Exhibit 4.3
SCHEDULE “A”
FORM OF WARRANT

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 4:00 P.M. (TORONTO TIME) ON OCTOBER 19, 2025, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANT
To acquire Common Shares of
MOUNT LOGAN CAPITAL INC.
(formerly Yukon New Parent, Inc.)
(organized under the laws of the State of Delaware)

Warrant	Certificate for _____________________
Certificate No. [•]	Warrants, each entitling the holder to acquire one Common Share (subject to adjustment as provided for in the Warrant Indenture (as defined herein))
CUSIP: [•]
ISIN: [•]
THIS IS TO CERTIFY THAT, for value received,

(the “Warrantholder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of Mount Logan Capital Inc. (formerly Yukon New Parent, Inc., the “Corporation”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture (as defined below), to purchase at any time before 4:00 p.m. (Toronto time) (the “Expiry Time”) on October 19, 2025 (the “Expiry Date”) one fully paid and non-assessable share of common stock of the Corporation, par value $0.001 per share, as constituted on the date hereof (a “Common Share”) for each Warrant subject to adjustment in accordance with the terms of the Warrant Indenture.

Exhibit 4.3

The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:

a.duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and
b.surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form to the Warrant Agent at the principal office of the Warrant Agent, in the City of Toronto, Ontario, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.
The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

Subject to adjustment in the events and in the manner set forth in the Warrant Indenture, the exercise price payable for each Common Share upon the exercise of Warrants shall be C$26.01 per Common Share (the “Exercise Price”).
Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased. No fractional Common Shares will be issued upon exercise of any Warrant and no cash or other consideration will be paid in lieu of fractional Common Shares.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of October 19, 2018, as supplemented by a supplemental indenture dated September 12, 2025 between Mount Logan Capital Intermediate LLC (formerly Marret Resource Corp.), a limited liability company organized under the laws of the State of Delaware, the Corporation and Computershare Trust Company of Canada (the “Warrant Agent”), as warrant agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the

Exhibit 4.3
Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture. Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Warrant Indenture.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Common Shares as are purchasable under the Warrant Certificate(s) so exchanged.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants entitled to purchase a specific majority of the Common Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in the City of Toronto, Province of Ontario, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar.

Exhibit 4.3
No Warrants may be transferred to, or exercised by, a U.S. Person or to a person otherwise resident or located in the United States without the prior written consent of the Corporation.

Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

[Signature page follows]

Exhibit 4.3
IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of [•], 20__.
MOUNT LOGAN CAPITAL INC.

By:
    Authorized Signatory
Countersigned and Registered by:
COMPUTERSHARE TRUST COMPANY
OF CANADA

By:
    Authorized Signatory

Exhibit 4.3
FORM OF TRANSFER

To: Computershare Trust Company of Canada

FOR    VALUE    RECEIVED    the    undersigned    hereby    sells,    assigns    and    transfers to

(print name and address) the Warrants represented by this Warrant Certificate and hereby irrevocable constitutes and appoints ____________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

DATED this day of     , 20__.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW)
Signature of Transferor
Guarantor’s Signature/Stamp)	Name of Transferor

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•Canada: (1) A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate; or (2) A Signature Guarantee obtained from an authorized officer of

Exhibit 4.3
the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

Exhibit 4.3
SCHEDULE “B”
EXERCISE FORM
TO:    Mount Logan Capital Inc. (formerly Yukon New Parent, Inc., the “Corporation”)

AND TO:    Computershare Trust Company of Canada (the “Warrant Agent”)
    100 University Avenue, 11th Floor, Toronto, Ontario, M5J 2Y1

The undersigned holder of the Warrants hereby exercises the right to acquire__________________(A) shares of common stock of the Corporation, par value $0.001 per share (“Common Shares”).

Exercise Price Payable: _________________________________________________
((A) multiplied by C$26.01, subject to adjustment)
The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and the Warrant Indenture.
The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Any capitalized term in this exercise form that is not otherwise defined herein, shall have the meaning ascribed thereto in the warrant indenture dated October 19, 2018, as supplemented by a supplemental indenture dated September 12, 2025 (the “Warrant Indenture”) between Mount Logan Capital Intermediate LLC (formerly Marret Resource Corp.), a limited liability company organized under the laws of the State of Delaware, the Corporation and the Warrant Agent.

The undersigned represents, warrants and certifies that the undersigned holder at the time of exercise of the Warrants (i) is not in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this exercise form in the United States and (v) delivery of the underlying Common Shares will not be to an address in the United States.

It is understood that the Corporation and the Warrant Agent may require evidence to verify the foregoing representations.

Exhibit 4.3
“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Exhibit 4.3

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Common Shares

Please print full name in which certificates representing the Common Shares are to be issued. If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed

Once completed and executed, this Exercise Form must be mailed or delivered to Computershare Trust Company of Canada, 100 University Avenue, 11th Floor, Toronto, Ontario, M5J 2Y1, c/o General Manager, Corporate Trust Department.

DATED this ____day of _____, 20__.

Witness	(Signature of Warrantholder)
Name of Registered Warrantholder

Please check if the certificates representing the Common Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which, such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable.